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EXHIBIT 10.105 (CONTINUED)

                                    EXHIBIT 10.105

CONFIDENTIAL TREATMENT REQUESTED
The asterisked portions of this document have been omitted and are filed separately with the Commission.

                                      AGREEMENT

     This Agreement (the "Agreement") is entered into by and between broadcast.com inc., a Delaware corporation ("broadcast.com"), and Trimark Pictures, Inc., a California corporation ("Pictures"), Trimark Holdings, Inc., a Delaware corporation ("Holdings"), Trimark Television, Inc., a Delaware corporation ("Television"), and Trimark Music ("Music") (collectively, Pictures, Holdings, Television and Music will be referred to as "Trimark" or "Parties") as of the date indicated on the signature pages.

     The intent of the Agreement is for Trimark to provide certain video product to broadcast.com, and for broadcast.com to act as the carrier of such product and make it available to Internet users during the term hereof. Broadcast.com shall provide all digitizing, storing and transmission services as needed to enable delivery on the Internet (subject to the restrictions in this Agreement), and Trimark will provide acquisition, licensing and programming by utilizing its currently owned and/or controlled video product as well as video product over which it subsequently gains ownership or control.

     In consideration of the mutual covenants and agreements of the Parties herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.   DEFINITIONS:

     a. "ACCESS FEE" is a fee paid by a User in order to access a transmission, display or performance of a Video on the System.

     b. "ACCESS PAGE" is a Web page on the broadcast.com Web site that is designed by broadcast.com in accordance with the "look and feel" of the broadcast.com site, subject to Trimark's reasonable approval and through which the Videos will be accessible, and through which consumers will be able to access, view, and/or order copies of the Videos and Video-related Merchandise.

     c. "BROADCAST INVENTORY" shall mean internal program breaks within the transmission of the Videos to broadcast.com Users, similar in character to traditional broadcast

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EXHIBIT 10.105 (CONTINUED)

          television commercial breaks or theatrical film previews. The term shall not include framing, messages, or any other material visible or audible (at viewer's election) during the entire length of the Video broadcast on any broadcast.com Web site or to any User.

     d. "BROADCAST.COM LICENSEE" is an on-line distributor or retailer of hard copies of the Videos in videocassettes, DVDs, videodisks, or similar format, as designated by broadcast.com.

     e. "CONFIDENTIAL INFORMATION" is any information of a Disclosing Party that the Receiving Party knows or reasonably should know to be confidential or proprietary information of the Disclosing Party, whether of a technical, business or other nature.

     f.   "DISCLOSING PARTY" is a party who discloses Confidential Information.

     g. "MARKS" are a party's logos, trade names, trademarks and service marks, collectively.

     h. "MERCHANDISE" shall include selected merchandise, other than video cassettes, video discs, DVD, and similar hard copies of the Videos, that relates to the Videos to be offered for sale by Trimark through an Order Now Button on the Access Page.

     i. "ORDER NOW BUTTON" is a button or text link, directly to the Trimark Web site, Web site designated by Trimark, or the Web site of a broadcast.com Licensee, that appears in close proximity to a description or other reference to the Videos and/or Merchandise and which contains the words "Order Now," "Buy It" or words of similar import, and/or permits users to purchase, or facilitates the purchase of, the applicable Videos and/or Merchandise by clicking on such button or link.

     j. "RECEIVING PARTY" is the party who receives Confidential Information from a Disclosing Party.

     k. "REGISTRATION DATABASE" is a database of viewers who register to access the video channel on the broadcast.com Web site.

     1. "SYSTEM" is any wired network (including, without limitation, the Internet, the Internet II, or any other online services network which utilizes computer terminals, terminal servers, modems, cable modems, HFC, coaxial cable, xDSL, routers, splitters, switches, multicasting technology, power lines, or other high speed data connections and any and all other wired networks) that distributes audio or video using digital algorithms,

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EXHIBIT 10.105 (CONTINUED)

          one and/or two-way digital services, or any wireless network that provides access to such wired network (except AM/FM radio broadcast stations and television broadcast stations, direct broadcast satellite, pay cable and basic cable).

     m.   "USER" is a broadcast.com Access Page registered user.

     n. "VIDEOS" are all motion pictures and other audiovisual works embodied in videotapes, DVD and/or other video masters, including related materials such as EPK, synopses, reviews and biographies of such Videos, with respect to which Trimark holds or acquires Internet broadcast/distribution rights and sales distribution, all of which are listed on the attached EXHIBIT A. The Videos provided by Trimark may be motion pictures owned by Trimark or licensed from third parties. Videos will not include any video reasonably rejected by broadcast.com as inconsistent with broadcast.com's general censorship standards (e.g. pornographic material); provided that broadcast.com will not reject any materials rated by the MPAA as "R" or less restrictive.

2.   TRIMARK COVENANTS:

     a. RIGHTS. Trimark shall own all rights to masters, source material, and promotional material related to the Videos supplied by Trimark, whether stored by broadcast.com or any other entity. Notwithstanding the foregoing, Trimark hereby grants to broadcast.com a fully paid up right and license to encode, store, publicly distribute, perform, display, copy, transmit, broadcast, and market the Videos on the System as necessary for the Internet broadcast of the Videos pursuant to this Agreement for the term of this Agreement. Such rights will be subject to the territory and Internet transmission dates, and third party restrictions specified on the most recently delivered EXHIBIT A. In addition, broadcast.com has the right to maintain a copy of the Videos to be included and preserved in broadcast.com's archives at broadcast.com's sole discretion and expense during the term of this Agreement. After the expiration of this Agreement broadcast.com will either provide to Trimark any physical embodiment or electronic copy of any stored images encoded by broadcast.com under this Agreement for a mutually agreed upon price, or destroy such archives at Trimark's direction.

     b. WEB SITE PROMOTION. Trimark hereby agrees to place the broadcast.com Marks on the Trimark Web site in accordance with broadcast.com's trademark usage guidelines, to provide a prominent hyperlink from the Trimark Web site

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EXHIBIT 10.105 (CONTINUED)

          to the Access Page(s), and to promote the transmission, distribution, performance and display of the Videos by broadcast.com on the Trimark Web site, in press materials and publications, and in connection with the advertising and packaging of the Videos, subject to Paragraph 4b. In addition, Trimark will provide broadcast.com with promotional placement time on or embodied within VHS and DVD copies of Trimark Videos that will be broadcast by broadcast.com hereunder, and will use good faith efforts to include broadcast.com's logo and URL in connection with all promotions of the Videos that will be broadcast hereunder, including movie posters.

     c. FORMAT. Trimark agrees to provide broadcast.com with the Videos to be encoded and transmitted on the System as provided herein, on or embodied within 1/2 inch, VHS, DVD, or D2 or other mutually acceptable format.

     d. MARKS. Subject to third party contractual restrictions provided by Trimark, Trimark hereby grants to broadcast.com the right to use Trimark's Marks, and the marks, names, and likenesses of all third parties associated with the Videos and merchandise, in print, audio, on-line and other advertising for the promotion of the Videos, the relationship of the Parties, and in other means in connection with this Agreement, all consistent with broadcast.com's covenants set forth herein. Unless stated otherwise in writing, all artwork provided by Trimark to broadcast.com shall be deemed acceptable for broadcast.com's promotional purposes (e.g. video boxes, one sheets).

     e. EXHIBIT A AND REPLACEMENT EXHIBITS. For each Video identified on EXHIBIT A, Trimark will include a description of the nature of the rights held by Trimark with respect to such Video, including sales distribution rights and/or Internet transmission rights, and all applicable geographic and transmission limitations with respect to which Trimark is contractually bound. Trimark agrees that it will provide broadcast.com a replacement EXHIBIT A to update the Videos and restrictions listed in the EXHIBIT A as such information may change from time to time. All Videos supplied by Trimark shall be made available by Trimark to broadcast.com for unlimited broadcast, subject only to the restrictions set forth on EXHIBIT A.

     f. MERCHANDISE SALES. Broadcast.com shall place Order Now Buttons on the broadcast.com Web site at such locations as determined by broadcast.com which shall link directly to the Trimark Web site to enable Users to purchase Merchandise. As between broadcast.com and Trimark, Trimark shall be solely responsible for processing all

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EXHIBIT 10.105 (CONTINUED)

          orders for Merchandise through every aspect of each transaction, including receiving, filling, shipping and handling, collecting payment, tracking and transaction security ("Transaction Responsibilities"). All orders for Merchandise shall be placed by customers directly with Trimark. Trimark will pay broadcast.com [*] derived from the sale of Merchandise to Users that accessed Trimark's Web site through an Order Now Button.

     g. VIDEO SALES. Broadcast.com shall place Order Now Buttons on the broadcast.com Web site at such locations as determined by broadcast.com which shall link directly to the Trimark Web site to enable Users to purchase certain Videos. Trimark will be solely responsible for processing all orders for the purchase of a hard copy of the Videos hereunder and for all related Transaction Responsibilities. Trimark will pay broadcast.com [*] as a result of sales of Videos to Users that accessed Trimark's Web site through an Order Now Button.

     h. SALES TRACKING. Under the direction of broadcast.com, Trimark will allow for the placement of a mechanism to track Users from the broadcast.com site who purchase Videos and Merchandise from Trimark. Trimark shall provide to broadcast.com on a quarterly basis an accounting of all such revenue and costs, and shall pay all sums due and owing to broadcast.com within thirty (30) days of the end of each quarter. Upon written approval of Trimark, broadcast.com may make the Videos available for sale on videocassette, videodisc, DVD, or similar hard-copy media through a broadcast.com Licensee. In such case, the Order Now Button on the Access Page would then link to such broadcast.com Licensee's Web page, and the broadcast.com Licensee shall be solely responsible for the Transaction Responsibilities. In such event, Trimark shall have no further Transaction Responsibilities with respect to the transactions of the broadcast.com Licensee.

3.   BROADCAST.COM COVENANTS:

     a. INFRASTRUCTURE. Broadcast.com will provide the communications infrastructure supporting the access, transmission, display and performance of Videos on the System to Users. Additionally, broadcast.com will

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EXHIBIT 10.105 (CONTINUED)

          maintain at its cost, any technical equipment necessary to distribute the Videos over the System, along with providing the audio and video streams licensing software for the System, which audio/video streaming software, as may be upgraded from time to time, shall at all times be and remain the exclusive property of broadcast.com.

     b. ENCODING. Broadcast.com will encode the Videos provided by Trimark and shall make such Videos available on the broadcast.com video channel on the broadcast.com Web site for on-demand access and viewing by Users.

     c. EMAIL AND TRANSMISSION PROBLEMS. Broadcast.com agrees that it will provide Trimark access to emails from Users relating to the Videos. Broadcast.com will also provide Trimark advance written notice of any scheduled system maintenance that would preclude Users from accessing the Videos.

     d. REPORTING. Broadcast.com will provide Trimark access to a password protected Web page that will include the statistics relating to viewership of the Videos. Such information will be updated on a regular basis, but not less than once per week.

     e. PAY-PER-VIEW. The parties may mutually agree to make the Videos available on a pay-per-view basis, in which case broadcast.com shall require Users to pay an Access Fee in order to access the Videos. The parties will mutually agree upon the prices to be charged for Access Fees for each Video. [*]

     f. DOWNLOADING PREVENTION. Broadcast.com shall select the option on the relevant streaming software intended to prevent downloading and storage by the viewer. Broadcast.com agrees to notify Trimark of any unauthorized downloading of the Videos of which it becomes aware.

     g. ACCESS PAGES. Broadcast.com will host the Access Page(s) on the broadcast.com domain. The Videos will be accessible for viewing from such locations on the System designated by broadcast.com, including, but not limited to, the Access Page. At Trimark's request, broadcast.com shall prepare separate Access Pages for each Video. Broadcast.com will allow Trimark to link directly to the Access Pages. However, Trimark will not allow any third

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EXHIBIT 10.105 (CONTINUED)

          party to link directly to the access page. [*]

     h. BANNER PROMOTIONS. Broadcast.com shall (i) actively promote the Videos within the broadcast.com Web site, (ii) promote any premiered Trimark Videos on the broadcast.com video homepage, (iii) provide Trimark with a monthly listing within the broadcast.com general newsletter, (iv) designate Trimark as a preferred content provider,
          (v) use its reasonable efforts to enable Trimark to work with broadcast.com partners, (vi) [*], (vii) provide a hyperlink to Trimark's Web site from the Access Page. Broadcast.com will also promote the video channel in a manner consistent with the promotions of its other channels, and (viii) [*].

     i. BROADCAST INVENTORY. Trimark and broadcast.com will have the right to sell Broadcast Inventory of the Videos [*]. [*] Trimark agrees that it will not select placement of Broadcast Inventory sold by Trimark over that sold by broadcast.com other than in cases in which both parties have sold the same Broadcast Inventory at the same time. Trimark will be solely responsible for inserting the Broadcast Inventory advertising into the Videos prior to delivery to broadcast.com. Trimark acknowledges and agrees that the Broadcast Inventory shall comprise no more than ten (10) minutes per hour of any Video. Notwithstanding any other provision of this Agreement, broadcast.com shall have the right, in its sole discretion, to refuse to display any portion of the Broadcast Inventory if it would conflict with the exclusive advertising rights granted by broadcast.com to any third party, if it would violate the rights of any person, if it would violate the laws of any jurisdiction, or would be likely to cause commercial or reputational harm to broadcast.com as determined by broadcast.com in its sole discretion; provided that broadcast.com notify Trimark in advance of its decision not to display such Broadcast Inventory.

     j. ADVERTISING. Notwithstanding any other provision of this Agreement, Trimark acknowledges that broadcast.com shall retain the exclusive right to sell all advertising, and all revenue derived therefrom, including sponsorships of the Videos and Access Pages, audio/video gateway advertising, and all other advertising that appears on the Access Pages, and shall accept or refuse any such

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EXHIBIT 10.105 (CONTINUED)

          advertising in its sole discretion. However, broadcast.com will not run advertisements on the Access Pages for any video specified by Trimark for alcohol, tobacco, gambling, pornography, or political endorsements. Broadcast.com further agrees that it will remove any other advertising from the Access Pages with respect to which Trimark provides written notice stating its reasonable objections to such advertising.

     k. REGISTRATION DATABASE. Broadcast.com intends to maintain a Registration Database. [*] Trimark acknowledges that broadcast.com does not make any representations or warranties regarding the reliability or accuracy of the Registration Database for these purposes. Trimark shall treat the Registration Database as broadcast.com's Confidential Information, and Trimark shall not have the right to sell or license the contents of the Registration Database or any portion thereof to any third parties, or to make any other use thereof, without broadcast.com's express, written consent.

     l. NO REPRESENTATIONS. Trimark acknowledges that broadcast.com does not make any representations or warranties regarding the ability or exposure of the System, amount of revenue to be realized from the System or associated advertising, and that there are no guarantees regarding same.

     m. WEB SITE PROMOTION. Broadcast.com hereby agrees to place the Trimark Marks on the broadcast.com Web site in accordance with Trimark's trademark usage guidelines, to provide a prominent hyperlink from the broadcast.com web site to the Access Page(s), and to promote the transmission, distribution, performance and display of the Videos by broadcast.com on the broadcast.com web site, in press materials and publications, and in connection with the advertising of the Videos, subject to Paragraph 4(b).

     n. NO MODIFICATIONS. Broadcast.com agrees that it will not edit or modify the Videos except as otherwise expressly provided herein.

     o. MARKS. Subject to third party contractual restrictions provided by broadcast.com, broadcast.com hereby grants to Trimark the right to use broadcast.com's Marks in print, audio, on-line and other advertising for the promotion of the Videos, the relationship of the Parties, and in other means in connection with this Agreement, all consistent

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EXHIBIT 10.105 (CONTINUED)

          with Trimark's covenants set forth herein.

4.   CONFIDENTIALITY:

     a. Each party shall maintain in strict confidence, and not disclose or distribute to any third person any Confidential Information of the other party. Confidential Information does not include any information that: (a) entered the public domain through no fault of the Receiving Party; (b) is rightfully received by the Receiving Party from a third party legally entitled to make such disclosure; (c) is already known to the Receiving Party prior to Disclosure by the Disclosing Party; (d) is required to be disclosed pursuant to subpoena, applicable law, or rules or regulations; (e) is independently developed by the Receiving Party without reference to any confidential or proprietary information of the Disclosing Party; or (f) the existence of this Agreement so long as the terms of the Agreement are not disclosed.

     b. Neither party shall issue a press release or make a public announcement or any disclosure to any third party related to the transactions contemplated by this Agreement without the prior approval of such release by the other party.

     c. This Agreement shall be deemed Confidential Information. The parties agree that prior to the disclosure of this agreement or any of its terms pursuant to the requirements of any applicable law or otherwise, that they shall cooperate in good faith to seek confidential treatment of the terms hereof and otherwise take such other reasonable steps to safeguard the confidential nature of this Agreement.

5.   SALE AND ISSUANCE OF STOCK:

     a. SALE AND ISSUANCE OF BROADCAST.COM STOCK. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Paragraph 10(k)) broadcast.com shall sell and issue to Trimark, and Trimark shall purchase from broadcast.com 45,858 shares of broadcast.com's common stock, par value $0.01 per share (the "Broadcast.com Stock"), in exchange for the number and kind of shares described in Section 5b below and the license and other rights granted to broadcast.com under this Agreement. On the Closing Date, broadcast.com will acknowledge receipt of the consideration provided in Section 5(b) below representing the purchase price for the Broadcast.com Stock and Trimark will acknowledge receipt of broadcast.com's stock certificate representing

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EXHIBIT 10.105 (CONTINUED)

          the Broadcast.com Stock.

     b. SALE AND ISSUANCE OF HOLDINGS STOCK. Subject to the terms and conditions set forth in this Agreement on the Closing Date, Holdings shall sell and issue to broadcast.com, and broadcast.com shall purchase from Holdings 412,363 shares of Holding's common stock, par value $0.01 per share (the "Trimark Stock"), in exchange for the number and kind of shares described in Section 5a above. On the Closing Date, Trimark will acknowledge receipt of the consideration provided in Section 5a above representing payment in full for the Trimark Stock and the license and other rights granted to broadcast.com under this Agreement and broadcast.com will acknowledge receipt of Holdings stock certificate representing the Trimark Stock.

     c.   REPRESENTATIONS AND WARRANTIES OF ISSUER.

          (a) REPRESENTATIONS AND WARRANTIES OF BROADCAST.COM AS ISSUER. Broadcast.com represents and warrants to Trimark in connection with the sale and issuance of the Broadcast.com Stock as follows:

               i. ORGANIZATION AND STANDING. Broadcast.com is a corporation duly organized, validly existing under and by virtue of the laws of the State of Delaware and is in good standing under such laws.

               ii. AUTHORIZATION. On the Closing Date, the shares of the Broadcast Stock will be duly authorized and, when delivered, will be duly and validly issued and outstanding, fully paid and nonassessable, and are free to the holders thereof of any liens, encumbrances and restrictions. No person has any right of first refusal or any preemptive rights in connection with the issuance of the shares of the Broadcast Stock.

               iii. COMPLIANCE WITH OTHER INSTRUMENTS. Broadcast.com is not in violation of any term of its Certificate of Incorporation or Bylaws, or any material agreement, mortgage, indenture, debenture, trust, instrument, judgment, decree, order, statute, rule or governmental regulation to which it is subject (the "Other Instruments") except for such failures as individually or in the aggregate would not have a material adverse effect on the results of operations or financial condition (a "Material

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EXHIBIT 10.105 (CONTINUED)

                     Adverse Effect") of broadcast.com. The execution, delivery and performance of this Agreement and the issuance and sale of the Broadcast Stock, or the taking of any other action contemplated by this Agreement will not result in any material violation of or be in conflict with or constitute a material default (with or without notice, lapse of time or both) under any of the Other Instruments, except for such violations or conflicts which would not have a Material Adverse Effect.

               iv. SEC REPORTS. Broadcast.com has delivered or made available to Trimark copies of the following reports of broadcast.com (the "SEC REPORTS") heretofore filed with the SEC: Registration Statement on Form S-1 (Reg.
                     No. 333.52877) in the form declared effective by the SEC, Form 10-Q for the fiscal quarters ended September 30, 1998 and June 30, 1998. Except as disclosed therein, none of the SEC Reports as of their respective dates of filing contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of broadcast.com included in the SEC Reports, with the notes thereto, are in accordance with the books and records of broadcast.com, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be stated in the notes to such statements and, in the case of unaudited statements, as permitted by Form 10-Q) throughout the periods covered by such statements and present fairly (subject, in the case of unaudited statements, to normal year-end adjustments) in all material respects the financial condition of broadcast.com and the results of its operations and cash flows for the periods indicated.

               v. ABSENCE OF CHANGES. Since the December 31, 1997, there has been no event or condition of any character specifically relating to broadcast.com which is likely to have a Material Adverse Effect.

               vi. LITIGATION. Except as set forth in the SEC Reports, there are no litigation, claims, actions, proceedings or investigations pending or, to the knowledge of the broadcast.com,

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EXHIBIT 10.105 (CONTINUED)

                     threatened against broadcast.com, which might have a Material Adverse Effect.

               vii. OFFERING. Subject to the accuracy of the Trimark's representations in Section 5 c(b) and 5 d(b) of this Agreement, the offer, issuance and sale of the Broadcast.com Stock constitute transactions exempt from the registration and prospectus delivery requirements of
                     Section 5 of the Securities Act and broadcast.com has obtained (or is exempt from the requirement to obtain) all qualifications, permits, and other consents required by all applicable state laws governing the offer, sale or issuance of securities.

               viii. GOVERNMENTAL CONSENTS.  On the Closing Date, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required on behalf of broadcast.com in connection with the execution, delivery or performance of this Agreement or the consummation of any transaction contemplated hereby, except as have been obtained or accomplished or as would not have a Material Adverse Effect.

               ix. COMPLIANCE WITH LAWS. Broadcast.com is not in violation of any law, regulation or requirement (including, but not limited to, any law, regulation or requirement governing the quality of the environment) which might have Material Adverse Effect, and broadcast.com has not received notice of any such violation.

               x. BROKERS. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of broadcast.com in connection with the offering of the Broadcast.com Stock or the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

          (b) REPRESENTATIONS AND WARRANTIES OF TRIMARK AS ISSUER. Trimark represents and warrants to broadcast.com in connection with the sale and issuance of the Trimark Stock as follows:

               i. ORGANIZATION AND STANDING. Holdings is a corporation duly organized, validly existing under and by virtue of the laws of the State of Delaware and is in good standing under such laws.

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EXHIBIT 10.105 (CONTINUED)

               ii. AUTHORIZATION. On the Closing Date, the shares of the Trimark Stock will be duly authorized and, when delivered, will be duly and validly issued and outstanding, fully paid and nonassessable, and are free to the holders thereof of any liens, encumbrances and restrictions. No person has any right of first refusal or any preemptive rights in connection with the issuance of the shares of the Trimark Stock.

               iii. COMPLIANCE WITH OTHER INSTRUMENTS. Each of Pictures, Holdings, Television, and Music are not in violation of any term of their respective Charter, or any material agreement, mortgage, indenture, debenture, trust, instrument, judgment, decree, order, statute, rule or governmental regulation to which each are subject (the "Other Instruments") except for such failures as individually or in the aggregate would not have a material adverse effect on the results of operations or financial condition (a "Material Adverse Effect") of each of Pictures, Holdings, Television and Music. The execution, delivery and performance of this Agreement and the issuance and sale of the Trimark Stock, or the taking of any other action contemplated by this Agreement will not result in any material violation of or be in conflict with or constitute a material default (with or without notice, lapse of time or both) under any of the Other Instruments, except for such violations or conflicts which would not have a Material Adverse Effect.

               iv. SEC REPORTS. Holdings has delivered or made available to broadcast.com copies of the following reports of broadcast.com (the "SEC REPORTS") heretofore filed with the SEC: Form 10-K for the fiscal year ended June 30, 1998, and Form 10-Q for the fiscal quarter ending September 30, 1998, and December 31, 1998. Except as disclosed therein, none of the SEC Reports as of their respective dates of filing contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Holdings included in the SEC Reports, with the notes thereto, are in accordance with the books and records of

                     Holdings have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be stated in the notes to such statements and, in the case of unaudited statements, as permitted by Form 10-Q) throughout the periods covered by such statements and present fairly (subject, in the case of unaudited statements, to normal year-end adjustments) in all material respects the financial condition of Trimark and the results of its operations and cash flows for the periods indicated.

               v. ABSENCE OF CHANGES. Since June 30, 1998, there has been no event or condition of any character specifically relating to Pictures, Holdings, Television or Music which is likely to have a Material Adverse Effect.

               vi. LITIGATION. Except as set forth in the SEC Reports, there are no litigation, claims, actions, proceedings or investigations pending or, to the knowledge of Trimark, threatened against Trimark which might have a Material Adverse Effect.

               vii. OFFERING. Subject to the accuracy of the broadcast.com's representations in Section 5 c(a) and 5 d(a) of this Agreement, the offer, issuance and sale of the Trimark Stock constitute transactions exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act and Holdings has obtained (or is exempt from the requirement to obtain) all qualifications, permits, and other consents required by all applicable state laws governing the offer, sale or issuance of securities.

               viii. GOVERNMENTAL CONSENTS.  On the Closing Date, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required on behalf of Trimark in connection with the execution, delivery or performance of this Agreement or the consummation of any transaction contemplated hereby, except as have been obtained or accomplished or as would not have a Material Adverse Effect.

               ix. COMPLIANCE WITH LAWS. Trimark is not in violation of any law, regulation or requirement (including, but not limited to, any law, regulation or requirement governing the quality of the environment) which might have Material Adverse Effect, and Pictures, Holdings, Television or Music have not received notice of any such violation.

               x. BROKERS. Other than as specified on Exhibit B, no finder, broker, agent, financial advisor or other intermediary has acted on behalf of Pictures, Holdings, Television or Music in connection with the offering of the Trimark Stock or the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

     d.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.
          (a) REPRESENTATIONS AND WARRANTIES OF BROADCAST.COM AS PURCHASER. Broadcast.com represents and warrants to Holdings in connection with its purchase of the Trimark Stock as follows:

               i. PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with broadcast.com in reliance upon its representation to Holdings, which by broadcast.com's execution of this Agreement broadcast.com hereby confirms, that the Trimark Stock to be received by it will be acquired for investment for broadcast.com's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that broadcast.com has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, broadcast.com further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Trimark Stock.

               ii. DISCLOSURE OF INFORMATION. Broadcast.com has received all of the information it considers necessary or appropriate for deciding whether to purchase the Trimark Stock. Broadcast.com has had an opportunity to ask questions and receive answers from Holdings regarding the terms and conditions of the offering of the Trimark Stock. The foregoing, however, does not limit or modify the representations and warranties of Trimark in Section 5 c(b) or 5 d(b) of this Agreement.

               iii. INVESTMENT EXPERIENCE. Broadcast.com acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Trimark Stock.

               iv. RESTRICTED SECURITIES. Broadcast.com understands that the Trimark Stock it is purchasing is characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Holdings in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, broadcast.com represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

               v. ACCREDITED INVESTOR. Broadcast.com is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          (b) REPRESENTATIONS AND WARRANTIES OF PICTURES AS PURCHASER. Pictures represents and warrants to broadcast.com in connection with its purchase of the Broadcast.com Stock as follows:

               i. PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Pictures in reliance upon its representation to broadcast.com, which by Pictures' execution of this Agreement Pictures hereby confirms, that the Broadcast.com Stock to be received by it will be acquired for investment for Picture's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Pictures has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Pictures further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Broadcast.com Stock.

               ii. DISCLOSURE OF INFORMATION. Pictures has received all of the information it considers necessary or appropriate for deciding whether to purchase the Broadcast.com Stock. Pictures has had an opportunity to ask questions and receive answers from broadcast.com regarding the terms and conditions of the offering of the Broadcast.com Stock.
                     The foregoing, however, does not limit or modify the representations and warranties of broadcast.com in Section 5 c(a) or 5 d(a) of this Agreement.

               iii. INVESTMENT EXPERIENCE. Pictures acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Broadcast.com Stock.

               iv. RESTRICTED SECURITIES. Pictures understands that the Broadcast.com Stock it is purchasing is characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from broadcast.com in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Pictures represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

               v. ACCREDITED INVESTOR. Pictures is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     f. RULE 144 COMPLIANCE. At all times after the date hereof, each of broadcast.com and Holdings agrees to take such action as may be necessary to enable a holder of its shares to complete the public sale of such shares in accordance with Rule 144.

     g. DELIVERY OF CERTIFICATES. Each party will deliver certificates representing the purchase of the stock by each party pursuant to this paragraph by no later than thirty days after the Closing Date.

     h. LEGEND. The parties hereto further agree that any certificate evidencing the Broadcast.com Stock or the

          Trimark Stock Securities shall bear one or more of the following legends:

          (a) THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID SECURITIES ACT COVERING THE SALE OR OTHER TRANSFER OR AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

          (b) Any legend required by the laws of any state or other jurisdiction.

6.   TRIMARK REPRESENTATIONS AND WARRANTIES:

     a. Trimark has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Subject to the approval of its Board of Directors, this Agreement has been duly authorized, executed and delivered by Trimark, constitutes the valid and binding agreement of Trimark, and is enforceable against Trimark in accordance with its terms.

     b. Trimark hereby represents and warrants to broadcast.com that (i) the Videos are owned by or licensed to Trimark, (ii) Trimark has all necessary rights and licenses to sell and distribute the Videos as provided herein, (iii) Trimark holds all rights material to this Agreement throughout the territories and license period set forth of the applicable Exhibit A or replacement Exhibit A, including the encoding, transmission, retransmission, distribution, performance, display and broadcast of the Videos and the Broadcast Inventory by broadcast.com, (iv) broadcast.com's copying of the Videos contemplated by this Agreement and broadcast.com's exercise of any rights granted by Trimark herein, will not violate or infringe any right of privacy or publicity, any copyright, trademark, moral right or other intellectual property right, or, to the best of Trimark's knowledge, any other right of any third party, and (v) the Videos and Broadcast Inventory as provided by Trimark to broadcast.com to the best of Trimark's knowledge do not contain any libelous, defamatory, obscene or unlawful material.

     c. Trimark will be solely responsible for the acquisition of any and all third party clearances, permissions and licenses which are necessary in connection with the broadcast by broadcast.com of the Videos in accordance with this Agreement and Broadcast Inventory sold by Trimark throughout the territories specified on Exhibit A or applicable replacement Exhibit A, including, without limitation, with respect to the use of any copyrighted and/or trademarked materials and the use of the name, likeness and/or biographical materials, and for the payment of all applicable guild fees, and/or any music licensing fees relating to or arising from broadcast.com's activities under this agreement.

     d. Trimark warrants, represents and agrees that, to the extent required, Trimark will obtain all requisite consents and permissions of labor organizations and pay any and all residuals, payments, fees or royalties, if any, payable under any collective bargaining agreement or otherwise, in connection with broadcast.com's exercise of the rights granted under this agreement. By way of example, and not limitation or obligation, as between broadcast.com and Trimark, Trimark would be liable to pay any residuals required to be paid under any "Basic Agreement" of the Director's Guild of America, the Writer's Guild of America, or the Screen Actor's Guild for "Supplemental Market" showings of the licensed Videos. Broadcast.com shall provide to Trimark all information concerning the transmission and distribution of the Videos as is reasonably necessary for Trimark to comply with the obligations of this subparagraph.

     e. Trimark warrants, represents, and agrees that Trimark shall comply with all legal restrictions on its use of the Registration Database.

     f. Trimark warrants that it has obtained professional media insurance in the amount of $1,000,000 per occurrence and $3,000,000 in the aggregate to cover all risks relevant to this Agreement and that broadcast.com is an additional insured party.

     g. Trimark warrants that all applicable territory and period limitations will be provided by Trimark on Exhibit A and any replacement Exhibit A and that such limitations will be no greater for any Video than the contractual limitations to which Trimark is bound pursuant to its third party agreements relating to such Video.

     h. Trimark warrants that it shall use its best efforts, with regard to any new Videos to be distributed by Trimark after the effective date of this Agreement, to secure for the term of this Agreement the worldwide right to broadcast/distribute such Videos on the Internet in all manners contemplated in this Agreement, along with the right to grant all necessary sublicenses to broadcast.com to exercise those rights. Notwithstanding the foregoing, Trimark shall be entitled to license certain videos to other Internet broadcasters on an exclusive basis; provided that Trimark offers broadcast.com the right of first refusal with respect to the acquisition of the exclusive rights to such videos under the same terms and conditions. Broadcast.com will notify Trimark within two business days of receipt of such offer as to whether broadcast.com will enter into an agreement with Trimark upon the same terms and conditions. If broadcast.com does not provide Trimark such notification within the requisite time period, it will be deemed to have rejected the offer.

7.   BROADCAST.COM REPRESENTATIONS AND WARRANTIES:

            a. Broadcast.com has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Subject to the approval of its Board of Directors, this Agreement has been duly authorized, executed and delivered by broadcast.com, constitutes the valid and binding agreement of broadcast.com, and enforceable against broadcast.com in accordance with its terms.

            b. Trimark shall not be required to pay any expense related to the transmission and/or distribution of the Videos by broadcast.com, except as otherwise specified in this Agreement.

            c. Broadcast.com warrants that it has obtained professional media insurance in the amount of $1,000,000 per occurrence and $3,000,000 in the aggregate to cover all risks relevant to this Agreement and that broadcast.com is an additional insured party.

            d. Broadcast.com warrants that it will comply with the period restrictions specified on the most recently received replacement Exhibit A and such other contractual restrictions provided to broadcast.com in advance of the broadcast and in writing by Trimark. Broadcast.com warrants that it will also comply with the territorial restrictions specified on such Exhibit A by requiring Users to enter in their zip code and limiting access to the Videos to such Users that do not enter in a zip code within the unrestricted territories.

            e. Broadcast.com warrants that at all times, the Videos are and shall continue to be the property of Trimark, and nothing herein shall be deemed to transfer ownership or control of any kind to broadcast.com or any third party.

8.   INDEMNIFICATION:

            a. Trimark agrees to indemnify and hold harmless broadcast.com and its officers, directors, employees and agents from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements, including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any action, suit, proceeding or investigation, caused by, relating to, based upon, arising out of or in connection with any breach by Trimark of the representations, warranties or agreements made by it under this Agreement.

            b. Broadcast.com agrees to indemnify and hold harmless Trimark and its officers, directors, employees and agents from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements, including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any action, suit, proceeding or investigation, caused by, relating to, based upon, arising out of or in connection with any breach by broadcast.com of the representations, warranties or agreements made by it under this Agreement.

9.   TERM:

            a. This Agreement shall be effective on the later of the Closing Date or March 15, 1999 and shall terminate on January 31, 2001. The parties agree that within 180 days prior to the expiration of the term of this Agreement they will enter into good faith negotiations for a period of not less than thirty days to extend this Agreement. After the expiration of this Agreement, broadcast.com shall cease any advertising or broadcast of the Videos, except as otherwise expressly approved in writing by Trimark and agreed to by broadcast.com.

            b. Notwithstanding the foregoing, either party shall have the right at any time to terminate this Agreement, effective upon the other party's receipt of termination notice, without prejudice to any other legal rights to which such terminating party may be entitled, upon the occurrence of any one or more of the other party's failure to comply in any respect with its material obligations, representations or warranties contained in this Agreement, and such party's failure to cure the same within thirty (30) days of receipt of notice of such failure.

10.  GENERAL:

            a. This Agreement shall constitute the entire understanding between the Parties, and supersedes all prior negotiations or understandings between the Parties concerning the subject matter contained herein.

            b. Each party acknowledges and agrees that: (i) the other party's Marks are and shall remain the sole property of the other party, (ii) nothing in this Agreement shall confer in the party any right of ownership in the other party's Marks, and (iii) the party shall not now or in the future contest the validity of the other party's Marks.

            c. All provisions hereof regarding amounts payable by Trimark to broadcast.com and by broadcast.com to Trimark (as applicable) shall survive the expiration or earlier termination of this Agreement until such amounts are paid in full to the payee; further provided, Paragraphs 4, 5, 6, 7, 8 and 9, and all portions of this Agreement limiting the use of any Confidential Information, shall survive termination or expiration of this Agreement.

            d. This Agreement shall be governed by the laws of the State of Delaware applicable to contracts entered into and to be performed entirely within the State of Delaware. The parties agree to submit to binding arbitration in accordance with the provisions of the American Arbitration Association.

            e. BROADCAST.COM HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

            f. BROADCAST.COM SHALL NOT BE LIABLE FOR ANY LOSS OF DATA, OR ANY INTERRUPTION OF SERVICE, DUE TO ANY CAUSE, DUE TO ANY FACTORS NOT WITHIN BROADCAST.COM'S CONTROL.

            g. The parties hereto are independent parties, and no partnership, joint venture, enterprise or employment relationship shall be created or inferred by the existence or performance of this Agreement.

            h. Should any part of this Agreement be found to be illegal or otherwise unenforceable, both Parties shall continue to be bound under the remaining parts of the Agreement, if the purpose and intent of the Parties can be carried out under the remaining parts of the Agreement. A facsimile signature shall be deemed an original for purposes of this Agreement. The headings of this Agreement are for convenience of reference only, and do not limit or alter the Parties' respective rights and obligations under this Agreement.

            i. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns or purchaser of the respective companies. Neither party may assign this Agreement without the consent of the other party, provided, however, no such consent shall be required for any assignment to any person in connection with a transaction with such person, or any affiliate of such person, involving the merger, consolidation, recapitalization or other reorganization, or the sale or transfer to such person, or any affiliate of such person, of all or substantially all of such party's assets.

            j.   Any and all notices, communications and
                 demands required herein by either party hereto shall be in writing and shall deemed to have been given when: (a) served personally to the addresses listed below; (b) served by a recognized overnight delivery service such as Federal Express, UPS or Express Mail to the addresses listed below;
                 (c) served by United States Mail, certified, postage prepaid, return receipt requested to the addresses listed below, or
                 (d) received by facsimile (as evidenced by the transmission report of the facsimile machine of the transmitting party acknowledging a good transmission) if sent by facsimile to the numbers listed below:

                 IF TO TRIMARK, TO:            IF TO BROADCAST.COM, TO:
                 C/o Trimark Pictures, Inc     broadcast.com inc.
                 2644 30th Street              2914 Taylor Street
                 Santa Monica, CA 90405        Dallas, TX 75226
                 Telephone:  310/314-2000      Telephone:  214/748-6660
                 Facsimile:  310/452-8934      Facsimile:  214/748-6657

                 att'n: Senior VP,             att'n: Belinda Johnson,
                        Business Affairs              General Counsel

            k.   CLOSING.

                 (a) The obligations of broadcast.com to consummate the transactions contemplated by this Agreement shall, at its option, be subject to the satisfaction at or prior to March 15, 1999, of the following conditions: (i) there shall have been no material breach by Trimark of any its obligations hereunder and Trimark's representations and warranties shall be true and correct in all material respects as though made on the Closing Date; (ii) Trimark shall have qualified the Trimark Stock for listing on the principal exchange or trading system on which shares of Holdings Common Stock are listed or quoted; (iii) Trimark shall have secured all third party consents required for consummation of the transactions contemplated hereby;
                      (iv) broadcast.com's board of directors shall have approved this Agreement and the consummation of the transactions contemplated hereby.

                 (b)  The obligations of Trimark to
                      consummate the transactions contemplated by this Agreement shall, at its option, be subject to the satisfaction at or prior to March 15, 1999, of the following conditions: (i) there shall have been no material breach by broadcast.com of any its obligations hereunder and broadcast.com's representations and warranties shall be true and correct in all material respects as though made on the Closing Date; (ii) broadcast.com shall have qualified the Broadcast.com Stock for quotation on the Nasdaq National Market; (iii) broadcast.com shall have secured all third party consents required for consummation of the transactions contemplated hereby; (iv) Trimark's board of directors shall have approved this Agreement and the consummation of the transactions contemplated hereby.

                 (c)  The parties hereto agree to use
                      their reasonable best efforts to cause the satisfaction of the conditions set forth herein as soon as reasonably practicable and in any event prior to March 15, 1999.
                      In the event that a party learns that any such condition will not be able to be satisfied prior to March 15, 1999, or at all, such party will promptly notify the other parties hereto. The closing of the transactions contemplated hereby shall occur two business days after the satisfaction or waiver of satisfaction of the conditions set forth above. The date of the closing is referred to herein as the "Closing Date." The parties agree to solicit board approval and all other necessary consents by no later than February 28, 1999.

                           [PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused the foregoing agreement to be signed by a duly authorized agent of each party, the day and year first above written.

TRIMARK HOLDINGS, INC:               BROADCAST COM INC.:


By:  /S/                             By:       /S/
Name:  Mark Amin                          Mark Cuban, President
Title:  Chairman & CEO

DATE:                                DATE:

TRIMARK PICTURES, INC:

By:  /S/
Name:  Mark Amin
Title:  Chairman & CEO

DATE:

TRIMARK TELEVISION, INC:

By:  /S/
Name:  Mark Amin
Title:  Chairman & CEO

DATE:

TRIMARK MUSIC:

By:  /S/
Name:  Mark Amin
Title:  Chairman & CEO

DATE:

                                      EXHIBIT A

                                        VIDEOS
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]
Leprechaun                             [*]
[*]                                    Warlock
[*]                                    [*]
[*]                                    [*]
[*]                                    [*]

---------------
[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      EXHIBIT B [*]

                                TRIMARK BROKERS FEES



---------------
[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                           [Trimark Pictures Letterhead]




February 19, 1999

VIA FACSIMILE TRANSMISSION
(310) 859-2788

Ray Manzella
c/o Leigh Brecheen
Bloom, Hergott, Cook,
Diemer and Klein, LLP
150 South Rodeo Drive
Third Floor
Beverly Hills, CA  90212

RE: RAY MANZELLA/ TRIMARK PICTURES/ BROADCAST.COM

Dear Leigh:

            This letter shall confirm our conversation regarding the above referenced matter. The parties have agreed that in the event that Trimark and Broadcast.com execute an agreement within the next ninety (90) days (subject to reasonable extension to accommodate same negotiations) which embodies an investment in Trimark Pictures by Broadcast.com (whether in the form of cash or stock including a stock swap), Manzella Personal Management shall receive a finder's fee (payable within 10 business days of Trimark's receipt (from time to time as the same may occur as a result of the same transaction) of the investment by Broadcast.com) as follows:

            1. [*] percent ([*]%) of the initial One Million Dollars ($1,000,000) (or part thereof) invested in Trimark Pictures by
                  Broadcast.com; plus

            2. [*] percent ([*]%) of the next One Million Dollars ($1,000,000) (or part thereof) invested in Trimark Pictures by Broadcast.com; plus

            3. [*] percent ([*]%) of the next One Million Dollars ($1,000,000) (or part thereof) invested in Trimark Pictures by Broadcast.com; plus

            4. [*] percent ([*]%) of any amount thereafter invested in Trimark Pictures by Broadcast.com.


---------------
[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     Notwithstanding the foregoing, the parties agree that the finder's fee payable to Ray Manzella shall not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate.

     At Trimark's election the finder's fee may be paid in cash or common stock, or a combination thereof.

     Both parties shall keep the nature of this agreement confidential except as required by law.

     If your understanding is in agreement with the foregoing, please so indicate by signing below. Subsequently we can prepare a more formal document which shall supercede.

     Thank you for your assistance in this matter by accommodating both of our travel schedules.

Very truly yours,


  /S/
Peter Block
Senior Vice President
Acquisitions & Business Affairs
Dictated by not read

AGREED AND ACCEPTED
Manzella Personal Management

By:      /S/
     Ray Manzella

Date:      2/21/99

                 TRIMARK PICTURES, INC.        TRIMARK HOLDINGS, INC.
                       TRIMARK TELEVISION, INC.  TRIMARK MUSIC
                                  2644 30TH  Street
                                Santa Monica, CA 90405

March 15, 1999

broadcast.com inc.
Attn: Todd Wagner
2914 Taylor Street
Dallas, Texas 75226

Dear Mr. Wagner:

            Reference is made to the agreement entered into by and between broadcast.com inc., Trimark Pictures, Inc., Trimark Holdings, Inc. Trimark Television, Inc., and Trimark Music dated as of February 22, 1999 (the "Agreement").

            You are hereby notified and you agree that you hereby notify us that qualification of stock described and required under Section
10(k)(a)(iii) and 10(k)(b)(ii) of the Agreement will not be satisfied or waived on or prior to March 15, 1999.

            We acknowledge and you are hereby requested to agree that the references to March 15, 1999 in Section 10(k) of the Agreement are amended to refer to March 30, 1999.

            Please indicate your agreement, on behalf of broadcast.com inc., to the foregoing by signing the below and returning a copy of this letter to me.

                                          Very truly yours,

                                               /S/
                                          Mark Amin
                                          Chairman and CEO

BROADCAST.COM INC.

By:  /S/
Name: Todd Wagner
Title: Chief Executive Officer